Exhibit 99.1

BioLargo Annual Report for 2021 Highlights Active Commercial Catalysts,

Expanding Partnerships, and Improved Balance Sheet

Westminster, CA – March 31, 2022 – BioLargo, Inc. (OTCQB:BLGO), a developer of sustainable cleantech technologies and full-service environmental engineering company, filed its Annual Report on Form 10-K with the SEC today for the year ended December 31, 2021 (www.biolargo.com/sec-filings). Here, the company has provided highlights of its financial, commercial, and developmental advancements throughout the past year.

BioLargo will hold an investor webcast on Monday, April 4, 2022, at 1:30 pm Pacific / 4:30 pm Eastern, at the following link, open to the public: https://www.webcaster4.com/Webcast/Page/2448/44944

“The past year was pivotal for BioLargo,” said the company’s CEO, Dennis P. Calvert. “The credibility we have built as cleantech innovators, solution providers, and engineering project integrators has resulted in a steady increase in organic growth and enabled us to secure remarkable channel partners like Garratt-Callahan and Ikigai Marketing Works to promote accelerated growth. Our engineering division broke revenue records in both the third and fourth quarters of last year. And notably, our balance sheet continued to improve throughout 2021 while we continued to invest in the development and launch of our innovative technologies.”

He continued, “We are also working with a number of new industry champions and distributors that are just getting started representing our products and services and look forward to sharing more information about their progress in the future. We expect to make a big splash in the immediate future with our Aqueous Electrostatic Concentrator (AEC) PFAS treatment system, including with new channel partnerships, and we soon expect to secure our first commercial accounts with our Advanced Oxidation System (AOS) energy-efficient water treatment technology.”

Company management provides highlights of the annual report below, but encourages investors to review the full report to get the most complete information about BioLargo and its growing cleantech business.

Key financial highlights:

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Consolidated revenue for the year ended December 31, 2021, was $2,531,000, which was a 4% increase over 2020. Revenue in the fourth quarter of 2021 was $784,000, a 10% quarter-over-quarter increase, and a decrease of 14% as compared with the fourth quarter of 2020.

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The company continued its trend of reducing debt from its balance sheet. The company’s total debt, including that of its partially owned subsidiary Clyra Medical Technologies, was reduced from $2.9 million as of December 31, 2020, to $681,000 as of December 31, 2021, with the balance composed of obligations with favorable terms, including low-interest government loans.

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The total net loss for the year was reduced by 29%, from $9.7 million to $6.9 million. This figure includes non-cash compensation expense related to options of $1.9 million and a non-cash impairment charge of $342,000. The company’s R&D investments continued and totalled $1.4 million for the year as it continued to advance and expand its technology portfolio.

●	Total liabilities were reduced by over $3 million, from $5.2 million to $2.1 million.
●	Expenses related to interest and extinguishment of debt were reduced by $2.2 million.
●	The company ended the year with $1.8 million in current assets, which included cash, accounts receivable, inventories and pre-paid expenses.

Key commercial and developmental highlights:

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PFAS treatment technology: The BioLargo Aqueous Electrostatic Concentrator (AEC) was advanced significantly toward commercial readiness during 2021.The technology was used to treat PFAS-contaminated water provided by two prospective customers: a large municipality in Southern California, and a federal government agency. In both cases, the AEC was shown to eliminate (to a level of ‘non-detect’) a variety of PFAS compounds from the water, even in the presence of high salinity, which can often be a barrier for water treatment technologies. BioLargo management is confident that the results of these in-house studies will lead to in-field demonstration pilots, commercial trials, and commercial sales.

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Garratt-Callahan partnership: BioLargo engineered and manufactured a commercial prototype of the “minimal liquid discharge” (MLD) water treatment system invented by North America’s largest privately held water treatment company, Garratt-Callahan. The MLD system passed its factory acceptance testing and was proven to remove over 98% of target contaminants from real wastewater provided by Garratt-Callahan customers. A commercial trailer-mounted unit is now being constructed and will be used for on-site demonstration with a Garratt-Callahan customer.

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Ikigai partnership: BioLargo established a partnership with Ikigai Marketing Works, LLC to support the roll-out of a new pet odor control product based on BioLargo’s proprietary technology, ultimately aimed at adoption by big-box retailers. Ikigai completed a test-marketing phase to assess the likelihood that the new brand would be a commercial success and subsequently made orders for product (manufactured by BioLargo) that exceed both partners’ initial projections. BioLargo also earns a royalty on each bottle sold and would receive 20% of any eventual sale of the product line. Ikigai’s sales are growing.

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ONM Environmental: ONM Environmental continues to focus on sales and develop channel partners to help sell its odor and VOC control product, air quality control systems, and associated services. The company has made headway with successful commercial trials and new accounts including in pulp and paper, wastewater, oil and gas, construction, and auto manufacturing. This business unit is expected to report record sales in Q1 2022 and a number of new distributors and industry segments are showing good prospects for growth.

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Clyra Medical Technologies: Clyra introduced its new product, Bioclynse, to the market, secured its first two hospital customers for the product, established a robust quality control system for FDA compliance, recruited a national director of sales, and is negotiating with three separate channel partners to form a commercial alliance.

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Municipal wastewater AOS pilot results: The commercial-scale demonstration pilot for the AOS waste treatment system at a municipal wastewater treatment plant near Montreal, Quebec, produced data that cements its value proposition as an energy-efficient treatment solution that tackles hard-to-treat contaminants. The pilot showed the AOS operates faster and uses less electricity than existing technologies while also disinfecting the wastewater, making it an efficient and uniquely flexible treatment option for hard-to-treat contaminants like pharmaceutical by-products. Recently, an NSERC grant has extended the project to allow for use of a higher flow-rate AOS system, as well as removal of PFAS chemicals through the installation of a pilot AEC system.

Mr. Calvert added, “There are a number of substantial new commercial projects in various stages of negotiation that have the potential to dwarf our existing project backlog. If these move forward as expected, we believe we will experience dramatic growth as these projects continue to advance to formal contracts, our channel partnerships continue to find market traction, and our reputation for quality work continues to expand.”

About BioLargo, Inc.

BioLargo, Inc. (OTCQB:BLGO) invents, develops, and commercializes innovative platform technologies to solve challenging environmental problems like PFAS contamination, advanced water and wastewater treatment, industrial odor and VOC control, air quality control, and infection control. With over 13 years of extensive R&D, BioLargo holds a wide array of issued patents, maintains a robust pipeline of products, and provides full-service environmental engineering. Our peer-reviewed scientific approach allows us to invent or acquire novel technologies and develop them to maturity through our operating subsidiaries. With a keen emphasis on collaborations with academic, municipal, and commercial organizations and associations, BioLargo has proven itself with over 80 awarded grants and numerous pilot projects. We monetize through direct sales, recurring service contracts, licensing agreements, strategic joint venture formation and/or the sale of the IP. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding the impact of the COVID-19 pandemic; anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.